August 15, 2024 US August 16, 2024 Australia Peter Konieczny Interim CEO Michael Casamento CFO Fiscal 2024 Full Year results (twelve months ended June 30, 2024) NYSE: AMCR | ASX: AMC

Disclaimers 2 Cautionary Statement Regarding Forward-Looking Statements This document contains certain statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” "commit," “estimate,” “potential,” "ambitions," “outlook,” or “continue,” the negative of these words, other terms of similar meaning, or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Amcor nor any of its respective directors, executive officers, or advisors provide any representation, assurance, or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause actual results to differ from expectations include, but are not limited to: changes in consumer demand patterns and customer requirements in numerous industries; the loss of key customers, a reduction in their production requirements or consolidation among key customers; significant competition in the industries and regions in which we operate; an inability to expand our current business effectively through either organic growth, including product innovation, investments or acquisitions; challenging global economic conditions, impacts of operating internationally; price fluctuations or shortages in the availability of raw materials, energy, and other inputs which could adversely affect our business; production, supply, and commercial risks, including counterparty credit risks, which may be exacerbated in times of economic volatility; pandemics, epidemics, or other disease outbreaks; an inability to attract, motivate and retain our skilled workforce and manage key transitions; labor disputes and an inability to renew collective bargaining agreements at acceptable terms; physical impact of climate change; cybersecurity risks, which could disrupt our operations or risk of loss of our sensitive business information; failures or disruptions in our information technology systems which could disrupt our operations, compromise customer, employee, supplier and other data; a significant increase in our indebtedness or a downgrade in our credit rating could reduce our operating flexibility and increase our borrowing costs and negatively affect our financial condition and results of operations; rising interest rates that increase our borrowing costs on our variable rate indebtedness and could have other negative impacts; foreign exchange rate risk; a significant write-down of goodwill and/or intangible assets; a failure to maintain an effective system of internal control over financial reporting; inability of our insurance policies, including our use of a captive insurance company, to provide adequate protection against all of the risks we face; an inability to defend our intellectual property rights or intellectual property infringement claims against us; litigation, including product liability claims or litigation related to Environmental, Social, and Governance (“ESG”) matters or regulatory developments; increasing scrutiny and changing expectations from investors, customers, suppliers and governments with respect to our ESG practices and commitments resulting in additional costs or exposure to additional risks; changing ESG disclosure regulations including climate- related rules; changing environmental, health, and safety laws; changes in tax laws or changes in our geographic mix of earnings; and other risks and uncertainties identified from time to time in Amcor’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including without limitation, those described under Item 1A. “Risk Factors” of Amcor’s annual report on Form 10-K for the fiscal year ended June 30, 2023 and any subsequent quarterly reports on Form 10-Q. You can obtain copies of Amcor’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and Amcor assumes no obligation, and disclaims any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. Presentation of non-GAAP information Included in this release are measures of financial performance that are not calculated in accordance with U.S. GAAP. These measures include adjusted EBITDA and EBITDA (calculated as earnings before interest and tax and depreciation and amortization), adjusted EBIT and EBIT (calculated as earnings before interest and tax), adjusted net income, adjusted earnings per share, adjusted free cash flow and net debt. In arriving at these non-GAAP measures, we exclude items that either have a non-recurring impact on the income statement or which, in the judgment of our management, are items that, either as a result of their nature or size, could, were they not singled out, potentially cause investors to extrapolate future performance from an improper base. Note that while amortization of acquired intangible assets is excluded from non-GAAP adjusted financial measures, the revenue of the acquired entities and all other expenses unless otherwise stated, are reflected in our non- GAAP financial performance earnings measures. While not all inclusive, examples of these items include: material restructuring programs, including associated costs such as employee severance, pension and related benefits, impairment of property and equipment and other assets, accelerated depreciation, termination payments for contracts and leases, contractual obligations, and any other qualifying costs related to restructuring plans; material sales and earnings from disposed or ceased operations and any associated profit or loss on sale of businesses or subsidiaries; changes in the fair value of economic hedging instruments on commercial paper and contingent purchase consideration; significant pension settlements; impairments in goodwill and equity method investments; material acquisition compensation and transaction costs such as due diligence expenses, professional and legal fees, and integration costs; material purchase accounting adjustments for inventory; amortization of acquired intangible assets from business combination; gains or losses on significant property and divestitures and significant property and other impairments, net of insurance recovery; certain regulatory and legal matters; impacts from highly inflationary accounting; expenses related to the Company's Chief Executive Officer transition; and impacts related to the Russia-Ukraine conflict. Amcor also evaluates performance on a comparable constant currency basis, which measures financial results assuming constant foreign currency exchange rates used for translation based on the average rates in effect for the comparable prior year period. In order to compute comparable constant currency results, we multiply or divide, as appropriate, current-year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates. We then adjust for other items affecting comparability. While not all inclusive, examples of items affecting comparability include the difference between sales or earnings in the current period and the prior period related to disposed or ceased operations. Comparable constant currency net sales performance also excludes the impact from passing through movements in raw material costs. Management has used and uses these measures internally for planning, forecasting and evaluating the performance of the Company’s reporting segments and certain of the measures are used as a component of Amcor’s Board of Directors’ measurement of Amcor’s performance for incentive compensation purposes. Amcor believes that these non-GAAP measures are useful to enable investors to perform comparisons of current and historical performance of the Company. For each of these non-GAAP financial measures, a reconciliation to the most directly comparable U.S. GAAP financial measure has been provided herein. These non-GAAP financial measures should not be construed as an alternative to results determined in accordance with U.S. GAAP. The Company provides guidance on a non-GAAP basis as we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant forward-looking items without unreasonable effort. These items include but are not limited to the impact of foreign exchange translation, restructuring program costs, asset impairments, possible gains and losses on the sale of assets, and certain tax related events. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP earnings and cash flow measures for the guidance period.

Safety 3 Guided by our values. Our number one priority 11.2 4.1 2.0 2.8 1.5 1.4 0.3 Recordable-case frequency rate (per million hours worked) 2024 TRIR Includes impact of acquired businesses 201520102005 2020 Notes: Recordable Case Frequency Rate (RCFR) expresses injuries per 1,000,000 hours worked. Graph data shown for a 12 month period ended June 30 unless otherwise indicated. Acquired businesses (including Bemis) are included in 2020 and account for the increase in frequency rate compared with 2015. Total Recordable Incident Rate (TRIR) expresses injuries per 200,000 hours worked. Amcor’s TRIR is equivalent to Amcor’s rate under OSHA (Occupational Safety & Health Administration). Average of North America paper manufacturing, plastic and rubber products manufacturing and printing and related support activities TRIR rate for 2022. Source: US Bureau of Labor Statistics. Amcor Values 2023 • Industry-leading safety performance • 12% fewer injuries in fiscal 2024 • 73% of sites injury free for >12 months 2024 North America packaging materials industry average TRIR 2.7

Delivering against unchanged near-term priorities 4 Safety Strong FY24 finish Build further momentum in FY25 Keep our teams focused on delivering for stakeholders

Key messages 5 1. Strong 4Q financial performance with a return to volume growth 2. Volumes, EPS growth & free cash flow ahead of expectations set out in April 3. Expect strong growth from the underlying business to continue in FY25 4. Capital allocation priorities remain unchanged

Strong fourth quarter EPS growth and free cash flow

A return to volume growth in 4Q and earnings growth improved sequentially

Net sales	EBIT	EPS
4Q24 -1% vs pcp $3,535m	4Q24 +4% vs pcp $454m	4Q24 +9% vs pcp 21.1 cents
FY24 -6% vs pcp $13,640m	FY24 -1% vs pcp $1,560m	FY24 -2% vs pcp 70.2 cents

- 4Q volumes up 1% on last year, ahead of expectations and a 5 percentage point improvement on 3Q
  - Expected weakness in healthcare categories and North America beverage
  - Overall net volumes across the balance of the business up ~3% compared with last year
- 4Q EBIT growth reflects strong earnings leverage
  - Higher volumes and continued focus on cost, partly offset by unfavorable mix
  - 4Q cost & restructuring benefits >$110 million
- $952 million annual free cash flow, up ~$100 million or 12% on last year

Increased annual dividend
~$750 million annual cash returns to shareholders

Notes: EBIT and EPS presented on an adjusted basis and growth rates for these and Net sales exclude the impact of currency and items impacting comparability. Adjusted non-GAAP measures exclude items which are not considered representative of ongoing operations. Further details related to non-GAAP measures and reconciliations to U.S. GAAP measures can be found in the appendix section. Definition 'pcp' is 'prior comparator period'.

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amcor

Flexibles segment

Broad based volume growth in 4Q and continued strong cost performance

June quarter highlights

- Volumes up 3%, improving sequentially by 5% points
- As expected, destocking continued in healthcare, driving unfavorable price/mix
- Adjusted EBIT growth 5%. Strong earnings leverage through volume growth and strong cost performance partly offset by unfavorable price/mix

$m	4Q23	4Q24	CCC Δ
Net sales	2,777	2,686	-1%
Adjusted EBIT	387	403	+5%
Adjusted EBIT margin	13.9%	15.0%	


inkles

Customer transition to AmPrima™ recycle ready structure

FY2024 highlights

- Net sales impacted by 4% lower volumes. Soft demand and destocking, particularly in 1H24.
- Unfavorable price/mix impact of 2% primarily driven by lower healthcare volumes, as expected
- Adjusted EBIT in line reflecting unfavorable volumes and price/mix partly offset by strong cost performance

$m	FY23	FY24	CCC Δ
Net sales	11,154	10,332	-6%
Adjusted EBIT	1,429	1,395	-%
Adjusted EBIT margin	12.8%	13.5%	


POPCORN
Sweet & Salted

Food grade packaging with 35% recycled content

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Notes: CCC refers to Comparable Constant Currency. CCC growth reconciliations can be found in the appendix. Non-GAAP measures exclude items which are not considered representative of ongoing operations. Further details related to non-GAAP measures including Adjusted EBIT and reconciliations to U.S. GAAP measures can be found in the appendix.

amcor

Rigid Packaging segment

Strong cost focus through the year and sequential improvement through 2H

June quarter highlights

- Volumes down 5%, improving sequentially by 3% points
- Volumes in line with prior year excluding NA beverage
- North America beverage volumes down 8% primarily reflecting soft consumer and customer demand
- Solid earnings leverage. Adjusted EBIT up 2%. Continued favorable cost performance and benefits from restructuring initiatives

$m	4Q23	4Q24	CCC Δ
Net sales	897	849	-2%
Adjusted EBIT	73	75	+2%
Adjusted EBIT margin	8.1%	8.8%	


más+
BY MESSI

New beverage product launch in PET format

FY2024 highlights

- Net sales reduction mainly reflects 8% lower volumes. Soft demand and 1H24 destocking in North America, partly offset by volume growth in Latin America
- Adjusted EBIT down 4% reflecting lower volumes partly offset by favorable price/mix and cost performance

$m	FY23	FY24	CCC Δ
Net sales	3,540	3,308	-6%
Adjusted EBIT	265	259	-4%
Adjusted EBIT margin	7.5%	7.8%	


Knorr
POLLO

Conversion from glass to 100% recycled PET content

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Notes: CCC refers to Comparable Constant Currency. CCC growth reconciliations can be found in the appendix. Non-GAAP measures exclude items which are not considered representative of ongoing operations. Further details related to non-GAAP measures including Adjusted EBIT and reconciliations to U.S. GAAP measures can be found in the appendix.

amcor

Cash flow and balance sheet 9 Notes: Non-GAAP measures exclude items which are not considered representative of ongoing operations. Further details related to non-GAAP measures including Adjusted EBITDA and Adjusted Free Cash Flow and reconciliations to U.S. GAAP measures can be found in the appendix section. (1) Leverage calculated as Net debt divided by adjusted trailing twelve month EBITDA. Cash flow ($ million) FY23 FY24 Adjusted EBITDA 2,018 1,962 Interest and tax payments, net (473) (548) Capital expenditure (526) (492) Movement in working capital (229) (15) Other 58 45 Adjusted Free Cash Flow 848 952 Balance sheet(1) June 2024 Net debt ($ million) 6,111 Leverage: Net debt / LTM EBITDA (x) 3.1 FY2024 YTD highlights • Adjusted Free Cash Flow of $952 million • At the top end of $850 to $950 million guidance range • >$100 million or 12% higher than last year • Significant focus on working capital driving improved performance through the year • Leverage 3.1x in line with expectations • ~$750 million cash returns to shareholders Adjusted Free Cash Flow significantly higher than last year through improved working capital performance

10 Fiscal 2025 guidance Amcor’s guidance contemplates a range of factors which create a higher degree of uncertainty and additional complexity when estimating future financial results. Refer to slide 2 for further information. Reconciliations of the fiscal 2025 projected non-GAAP measures are not included herein because the individual components are not known with certainty as individual financial statements for fiscal 2025 have not been completed. • Adjusted EPS of approximately 72 to 76 cents per share, which represents comparable constant currency growth of 3% to 8% (includes approximately 4% headwind related to normalization of incentive compensation payments) compared with 70.2 cents per share in fiscal 2024. • Assuming current exchange rates prevail through fiscal 2025, movements in exchange rates are not expected to have a material impact on reported EPS • Net interest expense is expected to be between $290 to $305 million • Effective tax rate is expected to be between 19% and 20% • Adjusted Free Cash Flow of approximately $900 million to $1,000 million. For the year ended June 30, 2025, the Company expects

Key messages 11 1. Strong 4Q financial performance with a return to volume growth 2. Volumes, EPS growth & free cash flow ahead of expectations set out in April 3. Expect strong growth from the underlying business to continue in FY25 4. Capital allocation priorities remain unchanged

Appendix slides Supplementary schedules and reconciliations

FX translation impact 13 EUR 20-30% Other currencies(2) 20-30% USD 45-55% EUR:USD Euro stronger vs USD, Average USD to EUR rate FY24 0.9245 vs FY23 0.9561 FY24 USD million impact on Adjusted Net income 3% 8 Other currencies(2):USD Other currencies weighted average vs USD stronger for FY24 vs FY23 average rates FY24 USD million impact on Adjusted Net income 1% 4 (1) Approximate ranges based on adjusted Net income by currency. (2) Includes all currencies other than USD and EUR Total currency impact $ million Adjusted EBIT 15 Adjusted Net income 12 Combined Net income currency exposures(1) FY24 currency impact

Reconciliations of non-GAAP financial measures 14

Reconciliations of non-GAAP financial measures 15

Reconciliations of non-GAAP financial measures 16

Reconciliations of non-GAAP financial measures 17

Reconciliations of non-GAAP financial measures 18